UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 15, 2012

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

Beijing Economic and Technology Development Zone

1 First Liangshuihe Street

E-town, Beijing 100176

People’s Republic of China

(Address of principal executive offices and zip code)

011-86-451-8666-6601

(Registrant's telephone number including area code)

_____________________________________________

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On June 15, 2012, American Oriental Bioengineering, Inc. (the “Company”) dismissed Ernst & Young Hua Ming (“EY”), as its independent registered public accounting firm. The decision to dismiss EY was approved by the Company’s Audit Committee on June 15, 2012. At the time of delivery, EY’s reports on the financial statements of the Company as of and for the years ended December 31, 2010 and 2009 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Although there were no disagreements or differences of opinion that should be reported as set forth in Item 304(a)(i)(iv) under Regulation S-K, there were “reportable events”, as defined in Item 304(a)(1)(v) of Regulation S-K, which are set forth below.

During EY’s audit of the Company’s December 31, 2011 financial statements, EY identified inconsistencies, which were communicated to the Audit Committee on March 13, 2012, as a result of which an independent investigation was launched. As of the date of EY’s dismissal, the investigation was not completed, and EY’s concerns over these inconsistencies were not resolved. Consequently, EY concluded that it is unable to rely on management’s representations provided in connection with its audits of the financial statements for the years ended December 2009 and 2010, the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009 and 2010, and its review of the Company’s unaudited interim financial information for the quarters ended September 30, 2009 through September 30, 2011. On June 15, 2012, the Company received a letter from EY in which it withdrew its reports on the financial statements and related internal control over financial reporting for the years ended and as of December 31, 2009 and 2010 and accordingly, its reports issued thereto on March 15, 2010 and 2011 can no longer be relied upon. The inconsistencies EY identified, which were not resolved at the time of its dismissal, and its inability to rely on management’s representations leading to the withdrawal of its reports, constitute reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EY with a copy of this disclosure on June 15, 2012, providing EY with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether the independent accountant agrees with the statements made by the registrant in response to this Item 4.01(a). A copy of the letter, dated June 15, 2012, furnished by EY in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On June 15, 2012, the Company engaged Weinberg & Company P.A. (“Weinberg”) as its new independent registered public accounting firm. The decision to engage Weinberg as the Company’s new independent registered public accounting firm was approved by the Company’s Audit Committee on June 15, 2012.

During the Company’s two most recent fiscal years ended December 31, 2011 and 2010 and through June 15, 2012, the Company did not consult Weinberg with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Weinberg concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Interim Review.

On June 15, 2012, the Company received a letter from EY in which EY stated that due to the fact that (i) it had not received the results of the Company’s on-going independent investigation (the “Investigation”) with respect to inconsistencies identified during EY’s audit of the Company’s financial statements for the year ended December 31, 2011 and (ii) it would not be able to evaluate the findings of the Investigation due to its dismissal, EY is no longer able to rely on management’s representations made to EY in connection with (a) its audits of the financial statements for years ended December 2009 and 2010, (b) its audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009 and 2010, and (c) its reviews of the Company’s unaudited interim financial statements for the quarters from September 30, 2009 through September 30, 2011. Accordingly, EY withdrew its audit reports previously rendered on the financial statements and related internal control over financial reporting for years ended and as of December 31, 2009 and 2010 and accordingly, those reports can no longer be relied upon. The Company’s Audit Committee discussed with EY the matters disclosed in this Item 4.02.

The Company provided EY with a copy of this disclosure on June 15, 2012, providing EY with the opportunity to furnish the Company with a letter addressed to the SEC stating whether the independent accountant agrees with the statements made by the registrant in response to this Item 4.02. A copy of the letter, dated June 15, 2012, furnished by EY in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

No.	Description
16.1	Letter of Ernst & Young Hua Ming to the SEC, dated June 15, 2012
99.1	Press Release, dated June 15, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.
By: /s/ Tony Liu
Name: Tony Liu
Title: Chairman and Chief Executive Officer

Dated: June 15, 2012

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Exhibit Index

No.	Description
16.1	Letter of Ernst & Young Hua Ming to the SEC, dated June 15, 2012
99.1	Press Release, dated June 15, 2012

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